YADKIN VALLEY FINANCIAL CORPORATION
2008 OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN

2012 RESTRICTED STOCK GRANT AGREEMENT

Grantee:

Number of Shares:

Date of Grant:

Background:

A. Yadkin Valley Financial Corporation (the "Corporation") 2008 Omnibus Stock Ownership and Long Term Incentive Plan (the "Plan") was approved and adopted by the Corporation's shareholders at the annual meeting of shareholders on May 22, 2008.

B. The Corporation's Board of Directors duly approved (i) the Corporation's 2012 Restricted Stock Incentive Plan for Key Employees (the "2012 Incentive Plan") and (ii) the grant of restricted shares of the Corporation's Common Stock (the "Common Stock"), par value $1.00 per share, to the Grantee on the terms described in this Agreement, and in consideration of the issuance of such restricted shares, the Grantee intends to remain in the employ of the Corporation.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Corporation and the Grantee agree as follows:

1. Award of Restricted Stock. The Corporation hereby awards to ______________ ("Grantee"), under the Plan, ________ shares ("Restricted Stock") of its Common Stock to be held as Restricted Stock under the terms of the Plan and this Restricted Stock Grant Agreement ("Agreement"). The Plan and the 2012 Incentive Plan are incorporated herein by reference and made a part of this Agreement.

2. Definitions. Capitalized terms as used herein shall have the meanings indicated in this Section or in Section 1 above unless the context clearly manifests a different intent. Capitalized terms not defined herein or in Section 1 shall have the respective meanings set forth in the Plan. The following words and phrases shall have the following meanings:

(a) "Restricted Period" means the period of time during which all or part of the Restricted Stock awarded under this Agreement to the Grantee would be forfeited upon the Grantee's Termination of Employment.

(b) "Termination of Employment" means the Grantee's discontinuance of employment as an Eligible Employee with the Corporation and/or any Subsidiary for any reason. A transfer between the Corporation and one of its Subsidiaries shall not be deemed a Termination of Employment for purposes of the Plan.

(c) "Vested Portion" shall be determined in accordance with Sections 4 and 5 below.

3. Risk of Forfeiture. In the event that a portion or all of the shares awarded are unearned due to the failure to achieve the performance goals under the 2012 Incentive Plan, then such unearned shares shall be forfeited as of the date that the Nominating and Compensation Committee (the "Committee") determines whether the performance goals have been achieved (the "Earned Date"). Except as set forth in the last sentence of this Section 3, if the Grantee incurs a Termination of Employment prior to the second anniversary of the Earned Date for any reason, the Grantee shall forfeit all non-vested Restricted Stock (including Earned Shares (as defined below) as of such Termination of Employment. The Grantee may become vested in the Earned Shares pursuant to the vesting schedule contained in Section 5 below. Notwithstanding the preceding sentences, if the Grantee incurs a Termination of Employment on account of the Grantee's Disability or Death after the Earned Date, the Grantee will become fully vested in all of the Earned Shares.

4. Earned Shares of Restricted Stock. In order to vest in the Restricted Stock, the shares of Restricted Stock must first be earned pursuant to achievement of certain performance goals adopted pursuant to the 2012 Incentive Plan. The amount of shares that the Grantee earns (the "Earned Shares") shall be calculated in accordance with the terms, including the specified and pre-established performance levels, of the 2012 Incentive Plan as adopted by the Committee for the corresponding year. You shall receive a copy of the 2012 Incentive Plan, including the exhibits, with this Agreement.

5. Vesting Schedule.

(a) The Grantee shall become vested in the Earned Shares upon the completion of two years of employment after the Earned Date for the respective Earned Shares. *Provided however that,* no Restricted Stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto.

(b) Notwithstanding anything else to the contrary in this Agreement, in the event of a Change of Control, the Grantee shall become fully vested with respect to all Earned Shares held immediately prior to such Change of Control.

6. Escrow. For purposes of facilitating the enforcement of the provisions of Section 5 above, the shares of Restricted Stock shall be held in book entry form by the Corporation's transfer agent. The Corporation may take all such actions as are necessary to insure that all transfers and/or releases are made in accordance with the terms of the Plan. The Common Stock shall be held in escrow so long as the shares of Restricted Stock are not vested. Grantee also agrees to deliver a stock power in the form attached to this Agreement as Exhibit A executed by Grantee in blank, to the Secretary of the Corporation, or the Secretary's designee, to hold Stock Power in escrow pursuant and to take all such actions and to effectuate all such transfers and/or releases as are required in accordance with the terms of this Agreement. Each Grantee acknowledges that the Secretary of the Corporation (or his or her designee) is appointed as the escrow agent with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Agreement, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow agent will not be liable to Grantee (or to any other party) for any actions or omissions unless the escrow agent is grossly negligent relative thereto. The escrow agent may rely upon any letter, notice or other document executed by any signature

purported to be genuine. Grantee agrees that if the Secretary of the Corporation, or the Secretary's designee, resigns as escrow holder for any or no reason, the Corporation shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement. Grantee agrees that the Corporation shall not be required to issue a certificate for the Common Stock until the shares of Restricted Stock become vested.

7. Release of Shares. As soon as practicable following the Grantee's Termination of Employment or, if earlier, the end of the Restricted Period, the Grantee shall receive a stock certificate. In determining the Vested Portion, partial shares shall be forfeited and the Grantee shall not be entitled to any compensation for the cancellation of such partial shares. The Restricted Period shall end on the date the Grantee becomes 100% vested in all of the Earned Shares.

8. Stop-Transfer Orders. Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Corporation may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records.

9. Restrictions on Transfer of Non-Vested Shares. Prior to vesting, the Restricted Stock awarded under the Plan, and any right or interest of the Grantee therein, including the right to vote such non-vested shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Restricted Period to or in favor of any party other than the Corporation or a Subsidiary, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of the Grantee or of any agent of such Grantee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation during the Restricted Period. The Corporation shall not be required (i) to transfer on its books any unvested Restricted Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such unvested shares or to accord the right to vote or pay dividends to any Grantee or other transferee to whom such unvested shares shall have been so transferred. These restrictions shall not apply to the Vested Portion of the Grantee's Restricted Stock.

10. Rights of Grantee During Restricted Period. Except as otherwise provided in this Agreement, the Plan, or in any applicable shareholder agreement, the Grantee shall, during the Restricted Period, have all of the other rights of a stockholder with respect to shares awarded to the Grantee including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time, and the right to vote (in person or by proxy) such shares at any meeting of stockholders of the Corporation. Any cash dividends must be paid no later than 75 days following the end of the fiscal year that includes the dividend record date for such cash dividends. Any stock dividends declared or stock distributions issued with respect to non-vested Restricted Stock shall be subject to the same terms and conditions and risks of forfeiture as the non-vested Restricted Stock with respect to which such stock dividends or stock distributions are issued. *Provided however that*, Grantee shall not be entitled to receive any cash or stock dividend upon the Restricted Stock to the extent prohibited by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto.

11. Acceleration Power. Notwithstanding any other provisions of the Plan or this Agreement, the Committee shall be authorized in its discretion to accelerate the vesting of Restricted Stock and to release Restricted Stock to the Grantee upon such terms and conditions as the Committee may deem advisable.

12. Federal Income Tax Matters. The Grantee, upon award of the shares of Restricted Stock hereunder, shall be authorized to make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, the Grantee may file an appropriate election with the Internal Revenue Service within thirty (30) days after award of the Restricted Stock and otherwise in accordance with applicable Treasury Regulations.

The Grantee recognizes that, pursuant to Section 4.1(d) of the Plan, the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of taxes and that the Corporation and its Subsidiaries that are required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to make in connection with the release of the Restricted Stock as provided in Section 7 of this Agreement.

The Grantee further recognizes that he or she shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of the Restricted Stock. The Grantee may elect to satisfy any such withholding obligation by either: (a) paying such amounts in cash, directly to the Corporation; (b) having the Corporation withhold an amount equal to the Corporation's minimum withholding obligation directly from the Grantee's compensation; or (c) having the Corporation retain and sell Restricted Stock (which would otherwise be retained by Grantee) having a fair market value equal to the Corporation's minimum withholding obligation.

The Grantee shall choose the method of withholding by executing and delivering to the Corporation the election form attached hereto as Exhibit B (the "Withholding Election Form"). The failure by the Grantee to provide the Election Withholding Form to the Corporation, or, assuming option (a) is chosen, the Grantee's failure to tender the appropriate amount to the Corporation within five (5) days of the Corporation's written request for the same, shall result in the Corporation's utilization of option (b) or (c) above, to be chosen at the Corporation's discretion. The Withholding Election Form may be amended by the Grantee at any time, upon reasonable notice to the Corporation.

13. Stock Power. By election or otherwise, should the Corporation be required to sell any of Grantee's Restricted Stock to satisfy the Grantee's withholding tax obligation pursuant to Section 12 of this Agreement, the Grantee does hereby irrevocably constitute and appoint the Corporation as Grantee's Attorney-in-Fact to effectuate such transfer and record the same on the books and records of the Corporation.

14. Continued Employment Not Presumed. Neither the Plan, the award of Restricted Stock under this Agreement nor this Agreement shall impose any obligation on the Corporation and/or any Subsidiary to continue the employment of the Grantee.

15. Grantee's Covenant. The Grantee hereby agrees to use his or her best efforts to provide services to the Corporation in a workmanlike manner and to promote the Corporation's interests.

16. Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that listing, registration or qualification of the shares of Restricted Stock subject to this Agreement upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the award or the release of Restricted Stock hereunder, such award or release may not be made in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17. Plan Controls. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative; provided however that the provisions of this Agreement, to the extent required for compliance with Section 111 of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto, shall in any case be controlling.

18. Data Protection. By accepting this Agreement, the Grantee hereby consents to the holding and processing of personal data provided by him to the Corporation for all purposes necessary for the operation of the Plan. These include, but are not limited to (a) administering and maintaining Grantee records; (b) providing information to any registrars, brokers or third party administrators of the Plan; and (c) providing information to future purchasers of the Corporation or the business in which Grantee works.

19. Successors. This Agreement shall be binding upon any successor of the Corporation, in accordance with the terms of this Agreement and the Plan.

20. Entire Agreement. This Agreement and the terms of the Plan and the 2012 Incentive Plan constitute the entire understanding between the Grantee and the Corporation, and supersede all other agreements, whether written or oral, with respect to Grantee's grant of the Restricted Stock.

21. Relation to Other Benefits. Any economic or other benefit to Grantee under this Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any retirement or other benefit or compensation plan maintained by the Corporation unless otherwise specifically provided for in such plan.

22. Interpretation. The Committee has the sole authority to interpret any provisions of this Agreement, the Plan and the 2012 Incentive Plan and such good faith interpretation shall be binding on the Grantee and the Corporation.

Signatures Begin on Following Page.

IN WITNESS WHEREOF, Yadkin Valley Financial Corporation, acting by and through its duly authorized officers, has caused this Restricted Stock Grant Agreement to be executed, as of the day and year first above written.

YADKIN VALLEY FINANCIAL CORPORATION

_____________________________ By:_________________________________

Witness Joseph H. Towell

Chief Executive Officer

The undersigned hereby acknowledges having read this Agreement, the Plan and the 2012 Incentive Plan and hereby agrees to be bound by all provisions set forth herein, in the Plan and in the 2012 Incentive Plan.

Dated as of:

_________________ ____________________________________

_______________________, Grantee

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED I,______________________, hereby sell, assign and transfer the unvested shares of Restricted Stock granted to me pursuant to the Restricted Stock Grant Agreement between Yadkin Valley Financial Corporation (the “Corporation”) and me dated as of ______________ ("Restricted Stock Grant Agreement"), to the Corporation and do hereby irrevocably constitute and appoint the Secretary of the Corporation to transfer the unvested shares of Restricted Stock with full power of substitution in the premises.

This Stock Power may be used only in accordance with the terms of the Restricted Stock Grant Agreement.

Date: _________, _______

Signature: ___________________________

Signature: ___________________________

Medallion Signature Guarantee Required

EXHIBIT B

WITHHOLDING ELECTION FORM
TO THE PLAN ADMINISTRATOR OF THE
YADKIN VALLEY FINANCIAL CORPORATION
2008 OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN

Grantee:____

Last First Middle

(a) I hereby confirm my participation in the Plan. I agree to be bound by the terms and conditions of the Plan as in current effect and as they may be amended from time to time.

(b) In accordance with the provisions of that Plan, I hereby elect to satisfy any and all withholding obligations that may arise in connection with the grant of Restricted Stock in the following manner:

Withholding Options (check one)

Option A [ ] I will pay all withholding amounts in cash, directly to the Corporation, within five (5) days of receipt of notice from the Corporation regarding the amount owed;

Option B [ ] Withhold an amount equal to the Corporation's minimum withholding obligation directly from my paycheck; or

Option C [ ] Retain and sell the amount of my Restricted Stock which would be necessary to satisfy the Corporation's minimum withholding obligation.

I understand that this election is subject to the terms of the Restricted Stock Grant Agreement (the "Agreement") to which this Withholding Election Form has been appended.

______________________________ ____________________

Signature Date

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Address

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Social Security Number